Execution Version

AMENDMENT TO THE

DEPOSITARY TRUST AGREEMENT

OF

ETFS PLATINUM TRUST

This Amendment to the Depositary Trust Agreement of the ETFS Platinum Trust (this “Amendment”), dated as of September 20,  2018, is made by and between Aberdeen Standard Investments ETFs Sponsor LLC (formerly, ETFS Securities USA LLC), a Delaware limited liability company, as sponsor of the ETFS Platinum Trust (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the ETFS Platinum  Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Sponsor and the Trustee entered into the Depositary Trust Agreement (the “Agreement”), dated as of December 30, 2009, which created the ETFS Platinum Trust (the “Trust”);

WHEREAS, pursuant to Section 6.1 of the Agreement, the Sponsor and the Trustee desire to amend the Agreement so as to change the names of the Trust and the shares issuable by the Trust as follows:

Current Name	New Name
ETFS Platinum Trust	Aberdeen Standard Platinum ETF Trust
ETFS Physical Platinum Shares	Aberdeen Standard Physical Platinum Shares ETF

 ; and to reflect the change in the name of the Sponsor from “ETFS Securities USA LLC” to “Aberdeen Standard Investments ETFs Sponsor LLC”.

 NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.(a) Amendment to the Preamble.  The first and second recitals of the Agreement are hereby deleted in their entirety and replaced with the following:

WHEREAS the Sponsor desires to establish a trust to be known as the “Aberdeen Standard Platinum ETF Trust”, pursuant to the laws of the State of New York; and

WHEREAS the Sponsor desires to establish the terms on which Platinum (as herein defined) may be deposited in the trust and provide for the creation of Aberdeen Standard Physical Platinum Shares ETF in Baskets (as herein defined) representing fractional undivided interests in the net assets of the trust and the execution and delivery of the

Certificates (as herein defined) evidencing the Aberdeen Standard Physical Platinum Shares ETF; and

(b) Amendment to Section 1.1 of the Agreement. The defined terms  for “Shares,”  “Sponsor” and “Trust” in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Shares” means Aberdeen Standard Physical Platinum Shares ETF created under this Agreement, each representing a  fractional undivided ownership interest in the net assets of the Trust, which interest shall equal a  fraction, the numerator of which is 1  and the denominator of which is the total number of Shares outstanding.

“Sponsor” means Aberdeen Standard Investments ETFs Sponsor LLC, a Delaware limited liability company, or its successor.

“Trust” means the Aberdeen Standard Platinum ETF Trust, the trust entity created by this Agreement.

(c) Amendment to Section 2.1(a) of the Agreement. The last sentence of Section 2.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

The trust created by this Agreement shall be known as the  “Aberdeen Standard Platinum ETF Trust.”

 (d) Amendment to Textual References in the Agreement.

  (i) All other references to “ETFS Platinum Trust” in the Agreement are hereby deleted     and replaced with “Aberdeen Standard Platinum ETF Trust.”

(ii) All other references to “ETFS Physical Platinum Shares” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Physical Platinum Shares ETF.”

(iii) All other references to “ETFS Securities USA LLC” in the Agreement are hereby deleted and replaced with “Aberdeen Standard Investments ETFs Sponsor LLC.”

 2.In accordance with Section 6.1 of the Agreement, the Sponsor hereby certifies to the Trustee that the amendments contemplated by this Amendment do not increase any fees or charges relating to the Trust and do not otherwise prejudice any substantial existing right of the Registered Owners.

3.The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Sponsor and the Trustee, be effective as of October 1, 2018, and no further action shall be required to make such amendments effective.

4.Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

5.This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

6.Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

7.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Aberdeen Standard Investments ETFs Sponsor LLC

(formerly, ETFS Securities USA LLC),

as Sponsor

/s/ Lucia Sitar

Name: Lucia Sitar

Title: V.P.

The Bank of New York Mellon,

as Trustee

/s/ Phyllis A. Cietek

Name: Phyllis Cietek

Title:   Vice President

[Signature Page to Amendment to Depositary Trust Agreement]